Exhibit 21.1

LIST OF SUBSIDIARIES OF EQUITY ONE, INC.

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization
621 Colorado Associates, LLC (1)	Delaware
C&C (U.S.) No. 1, Inc. (1)	Delaware
Daly City Serramonte Center, LLC (1)	Delaware
Danbury 6 Associates Limited Liability Company	Massachusetts
DIM Vastgoed, N.V. (1)	The Netherlands
Escuela Shopping Center, LLC (1)	Delaware
Equity Asset Investor (Danbury/Southbury) Inc.	Florida
Equity Asset Investor (Talega) Inc.	Florida
Equity Asset Manager (Danbury) LLC	Delaware
Equity Asset Manager (Southbury) LLC	Delaware
Equity One (1225 2nd) LLC	Delaware
Equity One (Bridgemill) Inc.	Georgia
Equity One (Circle West) LLC (1)	Delaware
Equity One (Compo Acres) LLC (1)	Connecticut
Equity One (Copps Hill) Inc.	Florida
Equity One (Country Walk) LLC (1)	Delaware
Equity One (Culver) LLC (1)	Delaware
Equity One (Darinor) LLC (1)	Delaware
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Metropolitan) LLC (1)	Delaware
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Pleasanton) LLC	Delaware
Equity One (Post Road) LLC (1)	Connecticut
Equity One (Ralphs Circle) LLC (1)	Delaware
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Southpoint) Inc.	Florida
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Vons Circle) LLC (1)	Delaware
Equity One (Walden Woods) Inc. *	Florida
Equity One (Webster) Inc.	Massachusetts
Equity One (West Coast Portfolio) Inc.	Florida

Name of Entity	State of Organization
Equity One (Westport) Inc.	Florida
Equity One (Westport Village Center) LLC	Delaware
Equity One (Westwood) LLC	Delaware
Equity One (Westwood III) LLC	Delaware
Equity One (Westwood IV) LLC	Delaware
Equity One Acquisition Corp. *	Florida
Equity One JV Portfolio LLC (1)	Delaware
Equity One JV Sub CT Path LLC (1)	Delaware
Equity One JV Sub Grove LLC (1)	Delaware
Equity One JV Sub Lender LLC (1)	Delaware
Equity One JV Sub Northborough LLC (1)	Delaware
Equity One JV Sub Riverfront Plaza LLC (1)	Delaware
Equity One JV Sub Veranda LLC (1)	Delaware
Equity One Realty & Management CA, Inc. (1)	Delaware
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
EQY Capital Partner (GRI) Inc.	Florida
EQY-CSC LLC (1)	Delaware
EQY Portfolio Investor (DRA) Inc.	Florida
EQY Portfolio Investor (Empire) Inc.	Florida
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Realty & Management (GRI) Inc.	Florida
EQY Talega LLC	Delaware
G&I VI South Florida Portfolio LLC (1)	Delaware
G&I VI South Florida Portfolio SPE LLC (1)	Delaware
G.S. Associates Holding Corp. (1)	Delaware
G.S. Associates Joint Venture 326118, a CA general partnership (1)	California
GRI-EQY (Airpark Plaza) LLC (1)	Delaware
GRI-EQY (Concord) LLC (1)	Delaware
GRI-EQY (Ibis) LLC (1)	Delaware
GRI-EQY (Presidential Markets) LLC (1)	Delaware
GRI-EQY (Quail Roost) LLC (1)	Delaware
GRI-EQY (Sparkleberry Square) LLC (1)	Delaware
GRI-EQY (Sparkleberry Kohl's) LLC (1)	Delaware
GRI-EQY (Sparkleberry Kroger) LLC (1)	Delaware
GRI-EQY (Sunset 97) LLC (1)	Delaware
GRI-EQY (Sunset 100) LLC (1)	Delaware
GRI-EQY I, LLC (1)	Delaware
IRT Capital Corporation II *	Georgia
IRT Management Company *	Georgia
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marketplace Center, Inc. (1)	California
Parnassus Heights Medical Center, a JV general partnership (1)	Delaware

Name of Entity	State of Organization
Serramonte Center Holding Co., LLC (1)	Delaware
Skylake Protection and Indemnity, Inc.	New York
Southbury 84 Associates Limited Liability Company	Massachusetts
Southeast U.S. Holdings B.V.	The Netherlands
Sunlake - Equity One LLC	Delaware
Talega Village Center JV, LLC	Delaware
Talega Village Center, LLC	Delaware
Walden Woods Village, Ltd. (1)	Florida
Willows Center Concord, Inc. (1)	California
Willows Center Concord, LLC (1)	California

(1) Not wholly-owned.
* Guarantors of Senior Unsecured Notes